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                                                                  EXHIBIT 12 (A)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                                                   QUARTER ENDED
                                                                                   MARCH 31, 2002
                                                                                   --------------
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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                         $ 54,119
  Plus:
     Fixed Charges (excluding capitalized interest)                                      61,830
                                                                                       --------

TOTAL EARNINGS                                                                         $115,949
                                                                                       ========

FIXED CHARGES:
     Interest expensed and capitalized                                                 $ 66,543
     Amortized premiums, discounts, and capitalized
        expenses related to indebted(debt issue cost amortiz.)                              305
     An estimate of the interest component within rental expense                            633
                                                                                       --------

TOTAL FIXED CHARGES                                                                    $ 67,481
                                                                                       ========

RATIO OF EARNINGS TO FIXED CHARGES                                                         1.72
                                                                                       ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                         $ 54,119
  Plus:
     Fixed Charges (excluding capitalized interest)                                      45,139
                                                                                       --------

TOTAL EARNINGS                                                                         $ 99,258
                                                                                       ========

FIXED CHARGES:
     Interest expensed and capitalized                                                 $ 49,852
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                    305
     An estimate of the interest component within rental expense                            633
                                                                                       --------

TOTAL FIXED CHARGES                                                                    $ 50,790
                                                                                       ========

RATIO OF EARNINGS TO FIXED CHARGES                                                         1.95
                                                                                       ========
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